EXCHANGE AGREEMENT (the “Agreement”) is made as of May 30, 2014 (the “Effective Date”), by and between CBD Energy Limited, an Australian corporation (the “Company”), and Wind Farm Financing Pty Ltd (the “Noteholder”).

WHEREAS, on May 30, 2012, the Company and Partners for Growth III, L.P. (“PFG”) and others entered into that certain Convertible Note Facility Agreement, which agreement has been amended and restated from time and time and most recently pursuant to the Global Amending Deed executed on November 28, 2013 (the “Note Agreement”), pursuant to which, the Noteholder purchased from the Company convertible promissory notes with an aggregate face value of A$4,895,832 (the “Notes”).

WHEREAS, in 2013, PFG assigned its rights and obligations under the Note Agreement to the Noteholder and Noteholder subsequently made additional advances to the Company under the Note Agreement, and entered into other agreements pertaining to the Notes and other obligations of the Company to Noteholder under the Note Agreement (the “Obligations”).

WHEREAS, as of the Effective Date the Notes and the Obligations are in excess of US$2,000,000.

WHEREAS, the Notes are convertible into Company ordinary shares at a price of US$30.00 per share, subject to adjustment as provided in the Note Agreement (the “Conversion Price”), at Noteholder’s sole option, subject to the terms and conditions of the Note Agreement, but the Company cannot cause Noteholder to convert the Notes.

WHEREAS, the Company has filed a preliminary prospectus on Form F-1 (File Number 333- 194780) originally filed with the SEC on March 25, 2014 (the “Registration Statement”) pertaining to its intended sale of Securities (the “Offering”). For purposes hereof “Securities” means Company ordinary shares, or units comprised of ordinary shares and warrants, as set forth in the Registration Statement, as amended, when declared effective by the SEC.

WHEREAS, the Company is seeking to induce Noteholder to exchange US$2,000,000 (the “Exchange Amount”) in total of the Note and obligations under the Note (“Note Obligations”), into Securities on the Exchange Date (as defined below).

WHEREAS, Noteholder is willing to exchange the Exchange Amount of the Note Obligations on the Exchange Date for the Exchange Securities (defined below), subject to receiving the consideration and the other terms and conditions set forth herein.

WHEREAS, the Company has duly authorized the issuance to the Noteholder of the Exchange Securities (as defined below).

WHEREAS, the Company has duly authorized the issuance to the Noteholder of the number of Securities (the “Exchange Securities”) as determined in the following formula:

Exchange Securities =	US$2,000,000
Lesser of (i) the Conversion Price or (ii) the lowest offer price of the Securities issued in the Offering

WHEREAS, the exchange of the Obligations for the Exchange Securities is being made in reliance upon an exemption from registration as set forth in Section 3.3 of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                  Exchange. On the Exchange Date, subject to the terms and conditions of this Agreement, the Noteholder shall, and the Company shall, in reliance upon applicable exemption (as set forth in Section 3.3 hereof) from registration provided under the Securities Act of 1933, as amended (the “Securities Act”), exchange the Obligations for the Exchange Securities. For purposes hereof, “Exchange Date” means the date on which the shares issued pursuant to the Offering commence trading on the Nasdaq Capital Market. On the Exchange Date, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

(a) Upon consummation of the Exchange, all of accrued interest, principal and all other obligations under the Obligations and the Obligations shall be deemed to be cancelled. Notwithstanding the foregoing, concurrently with or promptly following the Exchange, Noteholder shall deliver or cause to be delivered to the Company (or its designee) the Obligations, free and clear of all liens, or a certificate to the effect that all obligations of the Company with respect to the Obligations have been extinguished, provided however, that Noteholder’s failure to deliver such certificate shall not affect the extinguishment of all obligations of the Company with respect to the Obligations. ..

(b) On the Exchange Date, or as soon thereafter as practicable, in exchange for the Obligations, the Company shall cause the transfer agent for the Company ordinary shares to issue the Exchange Securities to the Noteholder. The parties agree that the holding period of the Exchange Securities, for purposes of Rule 144 under the Securities Act of 1933 tacks back to the original issue dates of the Obligations. In recognition of the duration of the holding period and the representations of Noteholder set forth in Section 5 hereof, the Company shall use its best efforts to arrange, at its sole expense, such opinion of legal counsel as may be required by the Company’s stock transfer agent to issue the Exchange Securities to Noteholder without restrictions.

(c) The Company and the Noteholder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2.                  Waiver and Release.

2.1              Upon consummation of the Exchange as contemplated by this Agreement, the Noteholder acknowledges satisfaction of all Obligations under the Obligations. Noteholder hereby acknowledges that such Noteholder has not relied on any representations or statements of the Company or any other person not set forth herein.

3.                  Representations and Warranties of the Company. The Company hereby represents and warrants to Noteholder that:

3.1              Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Australia. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2              Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder and thereunder, including, without limitation, the authorization of the Exchange, and the issuance (or reservation for issuance) of the Exchange Securities have been taken on or prior to the date hereof.

3.3              Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Noteholder contained herein, the offer and issuance by the Company of the Exchange Securities are exempt from registration under the Securities Act and all applicable state securities laws. The offer and issuance of the Exchange Securities are exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9), Reg S or other applicable exemption thereof.

3.4              Valid Issuance of the Securities. The Exchange Securities when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

3.5              No Consideration Paid. No commission or other remuneration has been paid by the Company for soliciting the exchange of the Obligations for the Exchange Securities as contemplated hereby.

4. Registration Rights

4.1.               Unless Noteholder is otherwise permitted to sell the Exchange Securities pursuant to Rule 144 or any successor rule or another applicable exemption, whenever the Company proposes to register any of its Ordinary Shares under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form F-4, S-4, S-8 or any successor form thereto or another form not available for registering the Exchange Securities for sale to the public), or that certain Registration Statement on Form F-1 (SEC File No. 333-194780), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of registrable securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event no later than 10 days prior to the filing of such Registration Statement) to the Noteholder of its intention to effect such a registration and, subject to Section 4 (b) and Section 4(c) hereof, shall include in such registration all Exchange Securities of Holder with respect to which the Company has received a written request for inclusion in such registration within 5 business days after the Company's notice has been given to Noteholder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion and provided further, shall have no notice obligations to Noteholder pursuant to this Section 4 if the Company is advised in writing by the managing underwriter of a primary underwritten offering that in its opinion that the inclusion of any registrable securities, including any Exchange Securities, in such Piggyback Registration would adversely affect the price per share of the Company ordinary shares to be sold in such offering.

4.2.               If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company (if any holders of Exchange Securities have elected to include such securities in such Piggyback Registration) in writing that in its opinion the number of Company ordinary shares proposed to be included in such registration, including all Exchange Securities and all other Company ordinary shares proposed to be included in such underwritten offering, exceeds the number of Company ordinary shares which can be sold in such offering and/or that the number of such ordinary shares proposed to be included in any such registration would adversely affect the price per share of the Company ordinary shares to be sold in such offering, the Company shall include in such registration (i) first, if applicable, the number of Company ordinary shares that the Company proposes to sell; and (ii) second, the number of Company ordinary shares that holders of registrable securities with registration rights senior to Noteholder propose to sell; and (iii) third, the number of Company ordinary shares requested to be included therein by Noteholder; and (iv) fourth the number of Company ordinary shares requested to be included therein by other holders of registrable securities, excluding Holder, allocated pro rata among all such holders on the basis of the number of registrable securities owned by each such holder and (v) fifth, the number of Company ordinary shares requested to be included therein by holders of Company ordinary shares (other than holders of registrable securities), allocated among such holders in such manner as they may agree. Notwithstanding the foregoing, (a) so long as Noteholder holds Exchange Securities that Noteholder is not permitted to sell pursuant to Rule 144 or any successor rule or other exemption, without Noteholder’s consent, no future shareholder of the Company shall be granted piggyback registration rights after the date hereof that would reduce the number of shares includable by Noteholder in a registration covered by these registration rights provisions; and (b) Noteholder shall have the right to withdraw all or any portion of its Exchange Securities from a proposed registration at any time prior to the effective date thereof.

4.3.               This Section 4 assumes a registration of registrable securities in the U.S. subject to applicable U.S. federal securities laws, rules and regulations as a U.S. issuer. If the Company is a foreign private issuer, the references to the Securities Act, Securities Exchange Act and relevant forms shall be deemed to mean the equivalent sections and forms relevant to foreign private issuers.

5.                  Representations and Warranties of the Noteholder. The Noteholder hereby represents, warrants and covenants that:

5.1              Organization; Authority. The Noteholder has the power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. This Agreement has been duly executed by the Noteholder, and when delivered by the Noteholder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Noteholder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.2              Own Account. The Noteholder understands that the Exchange Securities are “restricted securities” as that term is used in Rule 144(a)(3) and have not been registered under the Securities Act or any applicable state securities law. Noteholder has been the beneficial owner of the Unpaid Note for a period of at least one (1) year as computed in accordance with paragraph (d) of the Rule 144 (the “Rule”). and acquired Noteholder’s interest in the Note as principal for its own account and not with a view to or for distributing or reselling the Note or any securities issued pursuant to the Note (including without limitation the Exchange Securities) or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities (this representation and warranty not limiting the Noteholder’s right to sell the Exchange Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Noteholder is acquiring the Exchange Securities hereunder in the ordinary course of its business.

5.3              Noteholder Status. At the time the Noteholder was offered the Exchange Securities, it was, and as of the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Noteholder has not participated and will not participate in the direct or indirect underwriting of any distribution of the Exchange Securities and the Noteholder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Noteholder is not aware of any material, non-public information about the Company.

5.4              Experience of the Noteholder. The Noteholder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Exchange Securities, and has so evaluated the merits and risks of such investment. The Noteholder is able to bear the economic risk of an investment in the Exchange Securities and, at the present time, is able to afford a complete loss of such investment.

5.5              Reliance on Exemptions. The Noteholder understands that the Exchange Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and the Company and its outside counsel, the Company’s transfer agent and Noteholder’s counsel are authorized to rely upon the truth and accuracy of, and the Noteholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Noteholder set forth herein in order to determine the availability of such exemptions, the eligibility of the Noteholder to acquire the Exchange Securities and in connection with the other matters set forth herein. Noteholder consents to its broker communicating with the Company in connection with any sale of the Exchange Securities.

5.6              Ownership. The Noteholder is the record and beneficial owner of, and has good and marketable title to the Obligations, free and clear of any and all liens, security interests, charges or encumbrances, agreements, voting trusts, proxies or other arrangements or restrictions of any kind whatsoever.

5.7              Rule 144 Representations.

(a)                Neither the Noteholder nor any of its affiliates is, and for the three months immediately preceding the date of this Agreement, has been (i) an officer, director, employee or “affiliate” of the Company (as that term is defined in Rule 144(a)(1) promulgated under the Securities Act) or (ii) a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)               No commission or other remuneration has been paid by the Noteholder to the Company in connection with the exchange of the Obligations for the Exchange Securities as contemplated hereby.

6.                  Covenants of the Noteholder.

6.1              Trading in Ordinary Shares. The Noteholder hereby agrees that for the period commencing on the Effective Date and ending on the earlier to occur of the Exchange Date or the Termination Date, Noteholder shall not maintain a Net Short Position (as defined below). For purposes hereof, a “Net Short Position” by the Noteholder means a position whereby the Noteholder has executed one or more sales of Company ordinary shares that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when the Noteholder has no equivalent offsetting long position in the ordinary shares (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO of the Exchange Act). For purposes of determining whether the Noteholder has an equivalent offsetting long position in the Company ordinary shares, all Company ordinary shares that are owned by the Noteholder shall be considered.

6.2 Standstill. Prior to Termination Date hereof, Noteholder shall take no action to enforce its rights arising from defaults under the Obligations, if any.

7.                  Indemnification.

7.1              Indemnification by the Company. The Company agrees to indemnify, hold harmless, reimburse and defend the Noteholder, and its officers, directors, agents, affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Noteholder or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Noteholder relating hereto.

7.2              Indemnification by the Noteholder. The Noteholder agrees to indemnify, hold harmless, reimburse and defend the Company and any of its officers, directors, agents, affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage of any nature, (including without limitation claims relating to the failure to include a restrictive legend on the Exchange Securities) and reasonable legal fees related thereto, incurred by or imposed upon the Noteholder or any such person which results, arises out of or is based upon (i) any material misrepresentation or misstatements of facts or the delivery of misleading or false information by the Noteholder or breach of any representation or warranty by the Noteholder in this Agreement or in any exhibits or schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Noteholder of any covenant or undertaking to be performed by the Noteholder hereunder, or any other agreement entered into by the Company and the Noteholder relating hereto.

8.                  Miscellaneous

8.1              Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2              Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8.3              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4              Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (a) in the case of the Company to CBD Energy Limited, Suite 2, Level 2, 53 Cross Street, Double Bay, NSW 2028, Australia, Attention: Richard Pillinger or (b) in the case of the Noteholder, to the address as set forth on the signature page or exhibit pages hereof or, in either case, at such other address as such party may designate by TEN (10) business days advance written notice to the other parties hereto.

8.5 Term and Termination. If the Exchange Date has not occurred on or prior to June 30, 2014 (the “Termination Date”), this Agreement shall terminate. Upon termination, this Agreement shall have no effect upon the rights and obligations of any Party under the Obligations.

8.6              Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Noteholder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Noteholder and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

8.7              Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.8              Entire Agreement. This Agreement represents the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

8.9              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10              Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

CBD ENERGY LIMITED

By:	/s/ CBD ENERGY LIMITED
Name:
Title:

NOTEHOLDER:

WIND FARM FINANCING PTY LTD

By:	/s/ WIND FARM FINANCING PTY LTD
Name:
Title:

Ian Bloodworth Level 1, 160 Pitt Street Sydney, NSW 2000

[Signature Page to Note Exchange Agreement]